Calculation of Filing Fee Tables
S-8
APi Group Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	10,000,000	$ 44.31	$ 443,100,000.00	0.0001381	$ 61,192.11
Total Offering Amounts:						$ 443,100,000.00		$ 61,192.11
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 61,192.11
Offering Note
[1]	The amount registered represents the aggregate number of additional shares of common stock, par value $0.0001 per share ("Common Stock"), of APi Group Corporation (the "Registrant") potentially deliverable pursuant to outstanding equity plans of the Registrant and includes (i) 5,000,000 additional shares of Common Stock of the Registrant potentially deliverable pursuant to the APi Group, Inc. Profit Sharing & 401(k) Plan, as amended, (ii) 3,000,000 additional shares of Common Stock of the Registrant potentially deliverable pursuant to the APi Group, Inc. 401(k) Safe Harbor Plan and (iii) 2,000,000 additional shares of Common Stock of the Registrant potentially deliverable pursuant to the Vipond Inc. Employees' Profit Sharing Plan. Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement on Form S-8 also covers such indeterminate number of additional shares of Common Stock as may become available pursuant to any anti-dilution provisions of such plans. The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of $44.31, the average of the high and low sale prices of such shares on the New York Stock Exchange on February 24, 2026, which is a date within five business days prior to filing.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A